77Q1(e)i

Quaker Investment Trust ("Registrant")
Form N-SAR for the Six Months Ended December 31, 2010

Sub-Item 77Q1(e)i: Amendments to any new or amended Registrant investment advisory contracts

Submission of Amendment to the Investment Advisory Agreement between the Registrant and QFI, dated July 30, 2010, is incorporated by reference to Item (d)(2) Post-Effective Amendment No. 56 to the Registration Statement filed on Form Type 485BPOS on August 27, 2010.